UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2008

FEDERAL HOME LOAN MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Freddie Mac

Federally chartered corporation	000-53330	52-0904874

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 Jones Branch Drive McLean, Virginia	22102

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 903-2000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

(a) On November 17, 2008, Freddie Mac (formally, the Federal Home Loan Mortgage Corporation) received a notice from the New York Stock Exchange (the “NYSE”) that we had failed to satisfy one of the NYSE’s standards for continued listing of our common stock. Specifically, the NYSE advised us that we were “below criteria” for the Exchange’s price criteria for common stock because the average closing price of our common stock over a consecutive 30-trading-day period was less than $1.00 per share. As a result, the NYSE informed us that we were not in compliance with the NYSE’s continued listing criteria under Section 802.01C of the NYSE Listed Company Manual.

Under NYSE rules, we must notify the NYSE by December 2, 2008 of our intent to cure this deficiency by bringing the common stock share price and average share price for 30 consecutive trading days above $1.00, or our common stock and each of our listed series of preferred stock will be subject to suspension and delisting procedures. If we notify the NYSE that we intend to cure this deficiency, we will have six months from November 17, 2008, subject to monitoring by the NYSE, to cure the deficiency before the NYSE initiates suspension and delisting procedures. We are currently working with our Conservator, the Federal Housing Finance Agency, to explore options relating to this deficiency and have not yet determined our response or any specific action we will take as a result of the Exchange’s notice with respect to this deficiency.

Our common stock and the series of our preferred stock listed for trading on the NYSE currently remain listed and continue to trade on the NYSE under the symbol or prefix “FRE,” but each will be assigned a “.BC” indicator by the NYSE to signify that we are not currently in compliance with the NYSE’s quantitative continued listing standards.

On November 21, 2008, we issued a news release announcing that we were not in compliance with the NYSE’s continued listing standards relating to minimum share price. The news release, a copy of which is attached as Exhibit 99.1 to this report, is incorporated into this report by reference.

Item 9.01.  Financial Statements and Exhibits

  (d)  Exhibits

The following exhibit is being filed as part of this Report on Form 8-K:

Exhibit Number	Description of Exhibit

99.1	Press release dated November 21, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION

By:	/s/ John R. Dye

John R. Dye
Senior Vice President — Principal Deputy General Counsel, Corporate Affairs

Date: November 21, 2008

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release dated November 21, 2008